Exhibit 4.2

$100,000,000

NETSCOUT SYSTEMS, INC.

Senior Secured Floating Rate Notes due 2012

Purchase Agreement

November 1, 2007

Integral Capital Partners VI, L.P.

3000 Sand Hill Road

Building 3, Suite 240

Menlo Park, California 94025

Silver Lake Partners, L.P.

Silver Lake Investors, L.P.

Silver Lake Technology Investors, L.L.C.

2775 Sand Hill Road, Suite 100

Menlo Park, California 94025

T3 Starburst II, LLC

TPG Starburst III, LLC

TPG Starburst IV, LLC

301 Commerce Street

Suite 3300

Fort Worth, Texas 76102

Ladies and Gentlemen:

NetScout Systems, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several purchasers listed in Schedule 1 hereto (the “Purchasers”), $100,000,000 principal amount of its Senior Secured Floating Rates Notes due 2012 (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of November 1, 2007 (the “Indenture”) among the Company, the NetScout Guarantors listed in Schedule 2 hereto (the “NetScout Guarantors”), the NetGen Guarantors listed on Schedule 2 hereto (the “NetGen Guarantors”, and together with the NetScout Guarantors, the “Guarantors”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and will be guaranteed on a senior secured basis by each of the Guarantors (the “Guarantees”).

The Securities will be sold to the Purchasers on a private placement basis pursuant to an exemption under Section 4(2) and Regulation D (“Regulation D”) of the Securities Act of 1933, as amended (the “Securities Act”).

Holders of the Securities (including the Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company and the Guarantors will agree to file one or more registration statements with the Securities and Exchange Commission (the “Commission”) providing for the registration under the Securities Act of the Securities.

The Securities and the Guarantees will be secured by first priority liens, subject to permitted liens, on substantially all of the tangible and intangible assets of the Company and the Guarantors, now owned or hereafter acquired by the Company and any Guarantor, other than accounts receivable and all proceeds therefrom and leased real property and subject to certain other exceptions described in the Security Agreement (as defined below) (the “Collateral”). The Collateral shall be described in the Security Agreement to be dated as of the Closing Date (the “Security Agreement”) to be delivered to Wells Fargo Bank, National Association, as collateral agent (the “Collateral Agent”), granting a first-priority security interest, with respect to the Collateral, subject to permitted liens, for the benefit of the Collateral Agent and each holder of the Securities and the successors and assigns of the foregoing.

The Company hereby confirms its agreement with the several Purchasers concerning the purchase and resale of the Securities, as follows:

1. Purchase and Sale of the Securities. (a) On the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, the Company agrees to issue and sell the Securities to the several Purchasers as provided in this Agreement, and each Purchaser agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Purchaser’s name in Schedule 1 hereto at a price equal to 100% of the principal amount thereof. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) Each Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act;

(ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of the offering;

(iii) it is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided, however, that by making the representations herein, it does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time; provided, further, that it agrees that such disposition shall be in accordance with or pursuant to a registration statement or an exemption under the Securities Act. Such Purchaser is not a registered broker-dealer. Such Purchaser is purchasing the Securities in the ordinary course of business, and has no agreement or understanding, directly or indirectly, with any person to distribute the Securities;

(iv) it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D as of the date of this Agreement and was not organized for the specific purpose of acquiring the Securities;

(v) it understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, covenants, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities;

(vi) it acknowledges that it (A) has been furnished with or has had full access to all of the information that it considers necessary or appropriate for deciding whether to purchase the Securities, (B) has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering, (C) has had access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment, (D) can bear the economic risk of a total loss of its investment in the Securities and (E) has such knowledge and experience in business and financial matters so as to enable it to understand the risks of and form an investment decision with respect to its investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by such Purchaser or its advisors, if any, or its representatives shall limit, modify, amend or affect the Company’s representations and warranties contained in this Agreement and such Purchaser’s right to rely thereon;

(vii) it understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities;

(viii) it understands that the Securities shall constitute “restricted securities” under Rule 144 of the Securities Act. Such Purchaser also understands that, except as provided in the Registration Rights Agreement, the Securities have not been and will not be registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred without registration under the Securities Act or an exemption therefrom and that, in the absence of an effective registration statement under the Securities Act, such Securities may only be sold under certain circumstances as set forth in the Securities Act. In that connection, such Purchaser is aware of Rule 144 and Rule 144A under the Securities Act and the restrictions imposed thereby;

(ix) it is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been duly authorized by all necessary corporate action on the part of such Purchaser. This Agreement and the other Transaction Documents to which it is a party have been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof and thereof, will constitute the valid and legally binding obligations of such Purchaser, enforceable against it in accordance with their terms, except as enforceability may be limited by (i) applicable bankruptcy, reorganization, moratorium, fraudulent transfer, insolvency or other similar laws affecting the enforcement of creditors’ rights generally, (ii) equitable principles relating to enforceability or (iii) any implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”), and except that the rights to indemnity and contribution thereunder may be limited by applicable law and public policy;

(x) the office or offices of such Purchaser in which its investment decision was made is located at the address of such Purchaser set forth under Section 11 hereof;

(xi) the execution and performance of this Agreement and the other Transaction Documents to which it is a party do not conflict with any agreement to which such Purchaser is a party or is bound thereby, any court order or judgment addressed to such Purchaser, or the constituent documents of the Purchaser except for such conflicts which would not, individually or in the aggregate, have a material adverse effect on such Purchaser’s authority or ability to perform its obligations under this Agreement;

(xii) it is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement; and

(xiii) it, together with the other Purchasers, currently hold an aggregate of $98,500,000 of outstanding principal amount of indebtedness of Network General Corporation pursuant to the Credit Agreement, dated as of July 16, 2004 and as subsequently amended, between Network General Corporation and the Purchasers.

(c) Each Purchaser acknowledges and agrees that the Company and, for purposes of the opinion to be delivered to the Purchasers pursuant to Sections 6(c), counsel for the Company, may rely upon the accuracy of the representations and warranties of the Purchasers, and compliance by the Purchasers with their agreements, contained in paragraph (b) above, and each Purchaser hereby consents to such reliance.

(d) The Company and the Guarantors acknowledge and agree that the Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company, the Guarantors or any other person. Additionally, none of the Purchasers are advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and none of the Purchasers shall have any responsibility or liability to the

Company or the Guarantors with respect thereto. Any review by the Purchasers of the Company, the Guarantors, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Purchasers and shall not be on behalf of the Company, the Guarantors or any other person.

2. Payment and Delivery. (a) Payment for and delivery of the Securities will be made at the offices of Simpson Thacher & Bartlett LLP at 9:00 A.M., New York City time, on the date that the Closing (as defined in the Merger Agreement) occurs pursuant to the Agreement and Plan of Merger, dated as of September 19, 2007 (as amended on October 1, 2007 and October 11, 2007 and from time to time thereafter, the “Merger Agreement”), among the Company, Bradley Merger Sub LLC, Network General Central Corporation (“NetGen”), Network General Corporation (“NetGen Opco”), and Silver Lake Partners, L.P. and TPG Starburst IV, LLC, in each case solely in its capacity as the representative for the stockholders of NetGen, or at such other time or place on the same or such other date, as the Purchasers and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(b) Payment for the Securities shall be made by (i) the cancellation, severally and not jointly, by the Purchasers of all outstanding principal and accrued interest and premiums through the Closing Date listed in Schedule 3 hereto (the “NetGen Indebtedness”) and owed by NetGen Opco to such Purchaser pursuant to the Credit Agreement, dated as of July 16, 2004 (as amended, the “NetGen Credit Agreement”), among NetGen, NetGen Opco, the Subsidiary Guarantors identified therein and the Purchasers and (ii) the assignment, severally and not jointly, by the Purchasers of the portions listed in Schedule 3 hereto of the Total Cash Consideration (as defined in the Merger Agreement) to be received by the Purchasers in the Merger (as defined in the Merger Agreement) in respect of the shares of NetGen Stock (as defined in the Merger Agreement) owned by the Purchasers immediately prior to the Merger, against delivery to the Purchasers at the Closing of notes representing the Securities, with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company.

3. Representations and Warranties of the Company and the Guarantors. Except as set forth on a Schedule of Exceptions delivered by the Company and the Guarantors to the Purchasers on the date hereof, the Company and the Guarantors jointly and severally represent and warrant to each Purchaser that:

(a) Organization and Good Standing. The Company and each of its subsidiaries (other than Network General Central Corporation and its subsidiaries) have been duly organized, and, to the knowledge of the Company and the NetScout Guarantors based solely on the information made available to the Company and the NetScout Guarantors by Network General Central Corporation and its subsidiaries, Network General Central Corporation and its subsidiaries have been duly organized, and the Company and each of its subsidiaries are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not reasonably be expect to, individually or in the aggregate, have a material adverse effect on the business, assets, financial position or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company and the Guarantors of their obligations under the Securities and the Guarantees (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule 2.

(b) Due Authorization. The Company and each of the Guarantors have full right, power and authority to execute and deliver this Agreement, the Securities, the Indenture (including each Guarantee set forth therein), the Registration Rights Agreement and the Security Agreement (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(c) The Indenture. The Indenture has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto and assuming the due authorization execution and delivery by each other party thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions; and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(d) The Securities and the Guarantees. The Securities have been duly authorized by the Company and, when duly executed by the Company, authenticated by the Trustee in accordance with the provisions of the Indenture, issued and delivered as provided in the Indenture and paid for by the Purchasers as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed by the Company, authenticated by the Trustee in accordance with the provisions of the Indenture, issued and delivered as provided in the Indenture and paid for by the Purchasers as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(e) Purchase, Registration Rights and Security Agreements. Each of this Agreement, the Registration Rights Agreement and the Security Agreement has been duly authorized by the Company and each of the Guarantors and when executed and delivered by the Company and each of the Guarantors, as applicable, and each of the other parties thereto in accordance with its terms and assuming the due authorization, execution and delivery by each other party thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors, as applicable, enforceable against the Company and each of the Guarantors, as applicable, in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution under this Agreement and the Registration Rights Agreement may be limited by applicable law and public policy.

(f) Collateral Documents, Financing Statements and Collateral.

(i)	The Security Agreement will be effective to grant a legal, valid and enforceable security interest in all of the grantor’s right, title and interest in the Collateral. Upon filing of financing statements with respect to the Collateral described in the Security Agreement, the security interests granted thereby will constitute valid, perfected first priority liens and security interests in the Collateral for the benefit of the Collateral Agent and the holders of the Securities, enforceable in accordance with the terms contained therein against all creditors of any grantor or mortgagor except in the case of liens perfected other than by the filing of financing statements and subject only to Permitted Exceptions (as defined below) on the Collateral under the Indenture and except as such enforceability may be limited by the Enforceability Exceptions.

(ii)	The Company and the NetScout Guarantors, and to the knowledge of the Company and the NetScout Guarantors based solely on the information made available to the Company and the NetScout Guarantors by the NetGen Guarantors, the NetGen Guarantors, collectively own, have rights in or have the power and authority to transfer rights in the Collateral, free and clear of any Liens (as defined in the Indenture), except such Liens permitted to exist pursuant to Section 4.18 of the Indenture (the “Permitted Exceptions”).

(g) Title to Property. The Company and the NetScout Guarantors, and to the knowledge of the Company and the NetScout Guarantors based solely on the information made available to the Company and the NetScout Guarantors by the NetGen Guarantors, the NetGen Guarantors, have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of property that are described or referred to in the Security Agreement and any other property material to the respective businesses of the Company and the Guarantors, in each case free and clear of all Liens other than the Permitted Exceptions.

(h) Title to Intellectual Property. The Company and the NetScout Guarantors, and to the knowledge of the Company and the NetScout Guarantors based solely on the information made available to the Company and the NetScout Guarantors by the NetGen Guarantors, the NetGen Guarantors, own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where such failure would not, individually or in the aggregate, have a Material Adverse Effect; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and the NetScout Guarantors, and to the knowledge of the Company and the NetScout Guarantors based solely on the information made available to the Company and the NetScout Guarantors by the NetGen Guarantors, the NetGen Guarantors, have not received any notice of any claim of infringement of or conflict with any such rights of others, which, if determined adversely to the Company or any Guarantor, would have a Material Adverse Effect.

(i) Absence of Indebtedness. None of the Company or any of its subsidiaries other than Network General Central Corporation and its subsidiaries, and to the knowledge of the Company and the NetScout Guarantors based solely on the information made available to the Company and the NetScout Guarantors by Network General Central Corporation and its subsidiaries, none of Network General Central Corporation or any of its subsidiaries, has incurred any indebtedness for borrowed money other than indebtedness permitted to be outstanding under Section 4.17 of the Indenture.

(j) No Violation or Default. Neither the Company nor any of its subsidiaries other than Network General Central Corporation and its subsidiaries, and to the knowledge of the Company and the NetScout Guarantors based solely on the information made available to the Company and the NetScout Guarantors by Network General Central Corporation and its subsidiaries, none of Network General Central Corporation or any of its subsidiaries, is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(k) No Conflicts. The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than Liens created by the Security Agreement) upon any property, assets or revenues of the Company or any of its subsidiaries other than Network General Central Corporation and its subsidiaries, and to the knowledge of the Company and the NetScout Guarantors based solely on the information made available to the Company and the NetScout Guarantors by Network General Central Corporation and its subsidiaries, any of Network General Central Corporation or any of its subsidiaries, pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries, or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(l) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required (i) under applicable state securities laws in connection with the purchase and resale of the Securities by the Purchasers and (ii) under the Securities Act, the Trust Indenture Act and applicable state securities laws as contemplated by the Registration Rights Agreement.

(m) Investment Company Act. Neither the Company nor any of the Guarantors is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in Section 4(a), none of the Company nor any of the Guarantors will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(n) Solvency. On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Securities and the transactions contemplated by the Merger Agreement) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) the Company is not a defendant in any civil action that would result in a judgment that the Company is or would become unable to satisfy.

(o) No Restrictions on Subsidiaries. No subsidiary of the Company other than Network General Central Corporation and its subsidiaries, and to the knowledge of the Company and the NetScout Guarantors based solely on the information made available to the Company and the NetScout Guarantors by Network General Central Corporation and its subsidiaries, none of Network General Central Corporation or any of its subsidiaries is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(p) No Broker’s Fees. Neither the Company nor any of its subsidiaries other than Network General Central Corporation and its subsidiaries, and to the knowledge of the Company and the NetScout Guarantors based solely on the information made available to the Company and the NetScout Guarantors by Network General Central Corporation and its subsidiaries, none of Network General Central Corporation or any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(q) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(r) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act.

(s) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 1(b) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Purchasers to register the Securities under the Securities Act or, except in connection with the registration contemplated by the Registration Rights Agreement, to qualify the Indenture under the Trust Indenture Act.

4. Further Agreements of the Company and the Guarantors. The Company and each of the Guarantors jointly and severally covenant and agree with each Purchaser that:

(a) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities to refinance the outstanding Loans (as defined in the NetGen Credit Agreement) under the NetGen Credit Agreement and to complete the Merger (as defined in the Merger Agreement).

(b) No Resales by the Company. The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(c) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(d) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(e) Perfection of Security Interests. The Company and the Guarantors (i) shall use their commercially reasonable efforts to complete on or prior to the Closing Date all filings and other similar actions required in connection with the perfection of security interests as and to the extent contemplated by the Security Agreement, except as set forth in the immediately following sentence, and (ii) shall take all actions necessary to maintain and to perfect security interests in any Collateral acquired after the Closing Date, in each case as and to the extent contemplated by the Security Agreement. The Company and the Guarantors shall deliver to the Collateral Trustee, no later than 30 days (except as provided below) from the Closing Date: (i) information sufficient in the reasonable opinion of the Collateral Trustee to permit filings with respect to the Liens on the Intellectual Property of the Company and the other Guarantors to be made with the United States Patent & Trademark Office or the United States Copyright Office, as the case may be, (ii) sixty (60) days from the Closing Date, control agreements with respect to the deposit accounts and securities accounts listed on Schedule 3 to the Security Agreement, reasonably satisfactory to the Collateral Trustee, executed by the Company and the Guarantors and the entities holding such accounts, (iii) sixty (60) days from the Closing Date, stock certificates and stock powers with respect to the foreign subsidiaries listed on Schedule 2 to the Security Agreement, and (iv) any other items described in Schedule 3 to the Security Agreement.

5. Certain Agreements of the Purchasers. Each Purchaser, severally and not jointly, represents, warrants and agrees that:

(a) No Written Communications. Such Purchaser has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities.

(b) Cancellation of NetGen Indebtedness and Release of Related Liens. Such Purchaser will deliver to the Company prior to the Closing Date an agreement executed by such Purchaser providing for the cancellation in its entirety, effective as of the Closing, of the NetGen Indebtedness of NetGen Opco to such Purchaser. Such Purchaser will provide its commercially reasonable assistance to the Company in connection with the release of any Liens on the assets, properties and revenues of NetGen Opco and its subsidiaries securing the NetGen Indebtedness and the other obligations of NetGen Opco pursuant to the NetGen Credit Agreement.

6. Conditions of Purchasers’ Obligations. The obligation of each Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date (except for representations and warranties that speak as of a specific date which shall be true and correct as of such date); and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b) Officer’s Certificate. The Purchasers shall have received on and as of the Closing Date a certificate of an executive officer of the Company and of each Guarantor who has specific knowledge of the Company’s or such Guarantor’s financial matters and is reasonably satisfactory to the Purchasers confirming that, to such officer’s knowledge, the representations and warranties of the Company and the Guarantors in this Agreement are true and correct and that the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date.

(c) Opinion of Counsel for the Company. Cooley Godward Kronish LLP, counsel for the Company, shall have furnished to the Purchasers, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Purchasers, in form and substance reasonably satisfactory to the Purchasers, to the effect set forth in Annex A hereto.

(d) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(e) Good Standing. The Purchasers shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and each Guarantor in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Purchasers may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(f) Indenture. The Indenture shall have executed and delivered by a duly authorized officer of the Company, each of the Guarantors and the Trustee.

(g) Registration Rights Agreement. The Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company and each of the Guarantors.

(h) Lien Searches and Title Searches. The Purchasers shall have received the results of a recent Uniform Commercial Code lien search and/or title search in the State of Massachusetts and in each of the jurisdictions in which the Company and the Guarantors are organized, and such search shall reveal no liens on any of the assets of the Guarantors or the Company except for the Permitted Exceptions and Liens to be released on the Closing Date.

(i) Security Agreement. The Purchasers shall have received conformed counterparts of the Security Agreement that shall have been executed and delivered by duly authorized officers of each party thereto, in form and substance reasonably satisfactory to the Purchasers.

(j) Filings, Registration and Recordings. Except as otherwise contemplated by the Security Agreement, each document (including any Uniform Commercial Code financing statement) required by the Security Agreement, or under law or reasonably requested by the Purchasers, in each case, to be filed, registered or recorded, or delivered for filing on or prior to the Closing Date, in order to create in favor of the Collateral Agent, for the benefit of the holders of the Securities, a perfected first priority lien and security interest in the Collateral, which can be perfected by the making of such filings, registrations or recordations prior and superior to the right of any other person (other than the Permitted Exceptions), shall be in proper form for filing, registration or recordation.

(k) Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Purchasers such further certificates and documents as the Purchasers may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Purchasers.

7. Conditions of Company’s and Guarantors’ Obligations. The obligations of the Company and each of the Guarantors to perform under the Transaction Documents on the Closing Date is subject to the performance by the Purchasers of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Representations and Warranties. The representations and warranties in Section 1(b) made by the Purchasers shall be true and correct in all material respects at the Closing Date, with the same force and effect as if they had been made on and as of said date.

(b) Agreements. The Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Purchasers on or before the Closing Date.

(c) Execution. The Purchasers shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(d) Purchase Price. The Purchasers shall have paid the purchase price for the Securities in accordance with Section 2(b) hereof.

(e) Existing Credit Agreement. The Purchasers shall hold an aggregate of $98,500,000 of outstanding principal amount of indebtedness of Network General Corporation pursuant to the Credit Agreement, dated as of July 16, 2004 and as subsequently amended, between Network General Corporation and the Purchasers.

8. Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs of reproducing and distributing each of the Transaction Documents and perfecting the security interest in the Collateral as contemplated by the Security Agreement; (iii) the fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants;

(iv) all reasonable fees, disbursements and other charges of legal counsel for the Purchasers not to exceed $35,000 related to securing the assets pursuant to the terms of the offering of the Securities contemplated hereby (including the preparation of all instruments and documentation and the making of all filings related thereto); and (v) the fees and expenses of the Trustee, any paying agent and any collateral agent (including related fees and expenses of any counsel to such parties).

9. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Purchaser shall be deemed to be a successor merely by reason of such purchase.

10. Survival. The respective representations, warranties and agreements of the Company, the Guarantors and the Purchasers contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Purchasers.

11. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (c) the term “Lien” has the meaning set forth in the Indenture.

12. Miscellaneous. (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Purchasers shall be given to the following as applicable:

Integral Capital Partners VI, L.P.

3000 Sand Hill Road

Building 3, Suite 240

Menlo Park, CA 94025

Attention: Pamela K. Hagenah

Fax: (650) 233-0366

Silver Lake Partners, L.P.

Silver Lake Investors, L.P.

Silver Lake Technology Investors, L.L.C.

2775 Sand Hill Road, Suite 100

Menlo Park, California 94025

Attention: General Counsel

Fax: (650) 234-2502

T3 Starburst II, LLC

TPG Starburst III, LLC

TPG Starburst IV, LLC

301 Commerce Street

Suite 3300

Fort Worth, TX 76102

Attention: John Riola

Fax: (817) 850-4023

Notices to the Company and the Guarantors shall be given to them at the following:

NetScout Systems, Inc.

310 Littleton Road

Westford, Massachusetts 01886

Attn.: President and Chief Executive Officer

Fax: (978) 614-4039

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

NETSCOUT SYSTEMS, INC.

By:	/s/ David P. Sommers
Name:	David P. Sommers
Title:	Chief Financial Officer and Senior Vice President, General Operations

NETSCOUT SYSTEMS SECURITY CORPORATION

By:	/s/ David P. Sommers
Name:	David P. Sommers
Title:	President

NETSCOUT SERVICE LEVEL CORPORATION

By:	/s/ David P. Sommers
Name:	David P. Sommers
Title:	President

NETWORK GENERAL CENTRAL CORPORATION

By:	/s/ David P. Sommers
Name:	David P. Sommers
Title:	Treasurer

NETWORK GENERAL CORPORATION

By:	/s/ David P. Sommers
Name:	David P. Sommers
Title:	Treasurer

FIDELIA TECHNOLOGY, INC.

By:	/s/ David P. Sommers
Name:	David P. Sommers
Title:	President

NETWORK GENERAL INTERNATIONAL CORPORATION

By:	/s/ David P. Sommers
Name:	David P. Sommers
Title:	President

STARBURST TECHNOLOGY HOLDINGS I, LLC

By:	/s/ David P. Sommers
Name:	David P. Sommers
Title:	President

STARBURST TECHNOLOGY HOLDINGS II, LLC

By:	/s/ David P. Sommers
Name:	David P. Sommers
Title:	President

Accepted: November 1, 2007

INTEGRAL CAPITAL PARTNERS VI, L.P.

By:	Integral Capital Management VI, L.L.C.,
its General Partner

By:	/s/ Pamela K. Hagenah
Name:	Pamela K. Hagenah
Title:	Manager

SILVER LAKE PARTNERS, L.P.

By:	Silver Lake Technology Associates, L.L.C.
its General Partner

By:	Silver Lake Group, L.L.C.
its Managing Member

By:	/s/ Jim Davidson
Name:	Jim Davidson
Title:	Managing Director

SILVER LAKE INVESTORS, L.P.

By:	Silver Lake Technology Associates, L.L.C.
its General Partner

By:	Silver Lake Group, L.L.C.
its Managing Member

By:	/s/ Jim Davidson
Name:	Jim Davidson
Title:	Managing Director

SILVER LAKE TECHNOLOGY INVESTORS, L.L.C.

By:	Silver Lake Partners Management Company, L.L.C.,
its Manager

By:	/s/ Jim Davidson
Name:	Jim Davidson
Title:	Managing Director

TPG STARBURST IV, LLC

By:	TPG Partners IV, L.P.,
its Manager

By:	TPG GenPar IV, L.P.,
its General Partner

By:	TPG Advisors IV, Inc.,
its General Partner

By:	/s/ Bryan Taylor
Name:	Bryan Taylor
Title:	Partner

TPG STARBURST III, LLC

By:	TPG Partners III, L.P.,
its Manager

By:	TPG GenPar III, L.P.,
its General Partner

By:	TPG Advisors III, Inc.,
its General Partner

By:	/s/ Bryan Taylor
Name:	Bryan Taylor
Title:	Partner

T3 STARBURST II, LLC

By:	T3 Partners II, L.P.,
its Manager

By:	T3 Gen Par II, L.P.,
its General Partner

By:	T3 Advisors II, Inc.
its General Partner

By:	/s/ Bryan Taylor
Name:	Bryan Taylor
Title:	Partner

Schedule 1

Purchaser	Principal Amount
Silver Lake Partners, L.P.	$46,035,000
Silver Lake Investors, L.P.	$1,295,000
Silver Lake Technology Investors, LLC	$169,000
TPG Starburst IV, LLC	$20,538,000
TPG Starburst III, LLC	$12,796,000
T3 Starburst II LLC	$16,667,000
Integral Capital Partners VI, L.P.	$2,500,000

Total	$100,000,000

Schedule 2

List of Guarantors

NETSCOUT GUARANTORS

NetScout Systems Security Corporation

NetScout Service Level Corporation

NETGEN GUARANTORS

Network General Central Corporation

Network General Corporation

Fidelia Technology, Inc.

Network General International Corporation

Starburst Technology Holdings I, LLC

Starburst Technology Holdings II, LLC

NON GUARANTOR NETSCOUT SUBSIDIARIES

NetScout Systems Canada, Inc.

NetScout Systems France, SARL

NetScout Systems Germany GmbH

NetScout Systems (HK) Limited

NetScout Systems India Private Limited

NetScout Systems Japan K.K.

NetScout Systems Mexico, S.A. de C.V.

NetScout Systems Norway AS

NetScout Systems Singapore Pte Ltd

NetScout Systems Switzerland GmbH

NetScout Systems (UK) Limited

Servicios A Terceros, S.C. Civil Society

NetScout Systems Australia Pty Ltd

NON GUARANTOR NETGEN SUBSIDIARIES

Network General Brazil Comercio e Servicos Ltda

Network General de Costa Rica, S.A.

Network General Japan KK

Network General Holdings Cayman

Network General Software India Private Limited

Network General Europe, Ltd.

Network General Technology

Network General Asia Pte. Ltd.

Network General, BV

Network General Deutschland GmbH

THE FOLLOWING SCHEDULES TO THE PURCHASE AGREEMENT HAVE BEEN OMITTED IN ACCORDANCE WITH ITEM 601(B)(2) OF REGULATION S-K.

Disclosure Schedules

Section 3(g) – Title to Property

Section 3(h) – Title to Intellectual Property

Section 3(j) – No Violation or Default

Section 3(k) – Conflicts

Section 3(l) – Consents

NetScout Systems, Inc. will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request, provided however that NetScout Systems, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended for any schedule so furnished.